UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities and Exchange Act of 1934

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5V, Inc.

(Name of Registrant as Specified in Its Charter)

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PRELIMINARY INFORMATION STATEMENT — SUBJECT TO COMPLETION

5V, Inc.

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT
OF THE CONSENTING SHAREHOLDERS IN LIEU OF A MEETING

To the Shareholders of 5V, Inc.:

We are writing to inform you that shareholders holding our common stock on September 30, 2012, have executed a unanimous written consent in lieu of a shareholder meeting (the “Written Consent”), to approve an amendment to our Certificate of Incorporation to increase the total number of shares of our authorized common stock from 100,000,000 to 400,000,000 shares (the “Proposal”).

The Proposal is more fully described in the accompanying Information Statement. The Written Consent was taken pursuant to Section 228 of the General Corporation Laws of Delaware, our Certificate of Incorporation and our bylaws, each of which permits any action that may be taken at a meeting of the shareholders to be taken by the written consent of the holders of the numbers of voting shares required to approve the action at a meeting. The accompanying Information Statement is being furnished to all of our shareholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing our shareholders of the action taken by the Written Consent before it becomes effective. Because we are incorporating certain information by reference, the actions under the Written Consent cannot be taken or become effective sooner than 20 business days after the Information Statement is first sent or given to the Company’s shareholders. Because the accompanying Information Statement is first being mailed to shareholders on [—], 2013, the Amendment described herein may become effective on or after [—], 2013.

This is not a notice of a special meeting of shareholders and no shareholder meeting will be held to consider any matter which is described herein. THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT [—], 2013. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

Jun Jiang Chairman , President and Chief Executive Officer

[—], 2013

5V, Inc.

7th Floor, Tower B, Four Points Sheraton Hotel
Futian, Shenzhen, China

[●], 2013

INFORMATION STATEMENT
GENERAL INFORMATION

In this Information Statement we refer to 5V, Inc., a Delaware corporation, as the “Company,” “we,” “us,” or “our.”

This Information Statement is furnished in connection with an action by written consent (the “Written Consent”) of Jun Jiang and Xiong Wu, shareholders of the Company holding 7,500,000 shares of our common stock, or 100%, of the voting shares of the Company (the “Consenting Shareholders”). The actions taken by the Written Consent will not become effective until at least 20 business days after this Information Statement is sent or given to our shareholders in accordance with the requirements of the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The close of business on September 30, 2012, the date that the Consenting Shareholders gave their written consent, is the record date (the “Record Date”) for the determination of shareholders entitled to notice of the action by the Written Consent.

Pursuant to the Written Consent, the Consenting Shareholders approved an amendment to our Certificate of Incorporation, to increase the total number of shares of our authorized common stock from 100,000,000 to 400,000,000 shares. The Amendment was unanimously approved by our Board of Directors (the “Board’), on September 30, 2012. We refer to our Certificate of Incorporation, as our Charter and to the Certificate of Amendment as the Amendment.

This Information Statement contains a brief summary of the material aspects of each of the Amendment approved by the Board and the Consenting Shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify our shareholders of certain corporate actions taken by the Consenting Shareholders pursuant to the Written Consent. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Amendment as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the Consenting Shareholders to reduce the costs and implement the Amendment in a timely manner.

Who is Entitled to Notice?

Each outstanding share of common stock as of record on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consent.

What Constitutes the Voting Shares of the Company?

The voting power entitled to vote on the Amendment consists of the vote of the holders of the voting power of the outstanding Common Stock.

What Vote is Required to Approve the Amendment?

The affirmative vote of a majority of the Voting Shares outstanding on the Record Date is required for approval of the Amendment. As of the Record Date, the Company had 7,500,000 shares of common stock issued and outstanding. Each share of common stock entitles its holder to one vote on each matter submitted to the shareholders. However, because the Consenting Shareholders, holding all of the outstanding voting shares as of the close of business on the Record Date, voted in favor of the Amendment, no other shareholder consents will be obtained in connection with this Information Statement.

NOTICE TO STOCKHOLDERS OF ACTION
APPROVED BY CONSENTING STOCKHOLDERS

The following action has been approved by the written consent of the holders together entitled to vote all of the issued and outstanding shares of Common Stock:

AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 400,000,000

General

On September 30, 2012, the Board of Directors adopted and declared advisable a proposal to amend the Company’s Charter to increase the number of authorized shares of the Company’s common stock from 100,000,000 to 400,000,000 shares. On the same day, the Consenting Shareholders holding all of the outstanding voting shares as of the close of business on the Record Date, approved the Amendment. A copy of the Amendment can be found in the form of the Certificate of Amendment of Certificate of Incorporation, which is attached as Annex A to this Information Statement.

The Company’s Charter currently authorizes the issuance of 100,000,000 shares of the Company’s common stock, $0.0001 par value per share. As of January 31, 2013, 7,500,000 shares were issued and outstanding.

Purpose of the Amendment

The Board recommended this increase in authorized shares of common stock primarily to give the Company appropriate flexibility to issue shares for future corporate needs. The shares may be issued by the Board in its discretion, subject to any further shareholder action required in the case of any particular issuance by applicable law, regulatory agency, or the rules of any other national securities exchange on which our shares of Common Stock may be listed or quoted. There is no present agreement or plan to issue any shares, but the newly authorized shares of common stock would be issuable for any proper corporate purpose, including without limitation, future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities (either public or private), stock splits, stock dividends, issuance under current or future equity compensation plans, employee stock plans and savings plans or for other corporate purposes. The Board believes that these additional shares will provide the Company with needed ability to issue shares in the future to take advantage of market conditions or strategic opportunities without the potential expense or delay incident to obtaining shareholder approval for a particular issuance.

Terms of our Common Stock

Voting Rights. Subject to the preferences applicable to any preferred stock outstanding at any time, holders of common stock vote as a single class on all matters submitted to a vote of the shareholders. Each holder of common stock is entitled to cast one vote per share held by such holder on all matters submitted to a vote of the shareholders. Generally, all matters submitted to a vote of the shareholders must be approved by a majority of the votes cast on the matter by the holders of common stock, present in person or represented by proxy, voting together as a single class at a meeting at which a quorum is present, subject to any voting rights granted to holders of any outstanding shares of preferred stock.

Conversion Rights. Shares of common stock are not convertible into other securities of the Company.

Dividend Rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our Board may determine from time to time.

No Preemptive or Redemption Rights. Our common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share equally in all of our assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock.

Effects of the Amendment

We plan to file the Amendment with the Secretary of State of the State of Delaware reflecting the increase in authorized common stock, as described below, promptly following the 20 business days after the date this Information Statement is first sent or given to our shareholders. The Amendment will become effective on the date it is accepted for filing by the Secretary of State of the State of Delaware, or such other date as the Board determines.

The additional shares of common stock to be authorized will have rights identical to our currently outstanding common stock. The proposed amendment will not affect the par value of the common stock, which will remain at $0.0001 per share. The following factors, however, may affect our holders of common stock.

Possible Dilution from Future Issuance of Additional Shares. The interests of the holders of our common stock could be diluted substantially as a result of the increase of the number of authorized shares of our common stock from 100,000,000 to 400,000,000 shares. Any future issuance of additional authorized shares in future financings using our common stock could dilute future earnings per share, book value per share and voting power of existing shareholders. Depending upon the circumstances under which such shares are issued, such issuance may reduce shareholders equity per share and may materially reduce the percentage ownership of our common stock of existing shareholders.

Possible Anti-Takeover Effect from Future Issuances of Additional Shares. Any future issuance of additional shares also may have an anti-takeover effect by making it more difficult to engage in a merger, tender offer, proxy contest or assumption of control of a large voting block of our common stock. Our Board could impede a takeover attempt by issuing additional shares and thereby diluting the voting power of other outstanding shares and increasing the cost of a takeover. A future issuance of additional shares of common stock could be made to render more difficult an attempt to obtain control of us, even if it appears to be desirable to a majority of shareholders, and it may be more difficult for our shareholders to obtain an acquisition premium for their shares or to remove incumbent management. Although the increase in the number of authorized shares of our common stock may have an anti-takeover effect, the Amendment was approved for the reasons stated above, and the Board of Directors did not adopt this amendment with the intent that it be utilized as a type of anti-takeover device.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendment that is not shared by all other stockholders of ours.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of January 31, 2013, we had 7,500,000 shares of our common stock outstanding. The following table sets forth as at January 31, 2013, the name and address and the number of shares of our common stock, beneficially owned by (i) each person known by us to be the beneficial owner of more than five percent (5%) of our common stock, (ii) each director and each named executive officer and (iii) all officers and directors as a group. Unless otherwise indicated, the address for the executive officers and directors is the executive office of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Jun Jiang(3) 7th Floor, West Tower, Four Points Sheraton Hotel, Futian, Shenzhen, China	5,250,000	70%

Xiong Wu(4) 7th Floor, West Tower, Four Points Sheraton Hotel, Futian, Shenzhen, China	2,250,000	30%

Jingquan Lu(5) 7th Floor, West Tower, Four Points Sheraton Hotel, Futian, Shenzhen, China	0	0%

Chi Wu(6) 7th Floor, West Tower, Four Points Sheraton Hotel, Futian, Shenzhen, China	0	0%

All Officers and Directors as a group (3 individuals)	7,500,000	100%

(1)
Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to our Common Stock.

(2)	Based on 7,500,000 shares of common stock issued and outstanding as of January 31, 2013.

(3)	Jun Jiang serves as the Chairman of the Board, President and a director of the Company.
(4)	Xiong Wu serves as the Executive Vice President and a director of the Company.
(5)	Jingquan Lu serves as the Vice President, Secretary and Treasurer.
(6)	Chi Wu served as our Former President, Former Secretary and Former sole director, from February 19, 2010 (Inception) to August 24, 2012.

Change in Control of the Company

On August 24, 2012, in connection with the terms and conditions of a Securities Purchase Agreement, dated August 24, 2012 (the "Purchase Agreement"), Jun Jiang and Xiong Wu purchased an aggregate of 7,500,000 shares of Common Stock, representing all of the issued and outstanding shares of Common Stock of the Company, from selling stockholders Plato Star Group Limited, Chi Wu and Yousan Su, for an aggregate purchase price equal to $250,000 (the “Purchase Price”). As a result of the closing of the transactions contemplated by the Purchase Agreement, Purchasers collectively own 100% of the Company's issued and outstanding interests, resulting in a change in control of the Company (the "Transaction").

In addition, in connection with the terms and conditions of the Transaction, Chi Wu resigned (i) as President, Secretary and all other officer positions held with the Company, effective upon the closing and (ii) as director of the Company, effective on September 14, 2012, ten (10) days following the Company's filing with the Securities and Exchange Commission (the "SEC") and mailing to Company shareholders of this Information Statement on Schedule 14f-1 (the "Effective Time"). Concurrent with the Closing, the Board (i) appointed Jun Jiang to serve as Chairman of the Board, President and a director of the Company, effective upon the closing, (ii) appointed Xiong Wu to serve as Executive Vice President and a director of the Company, effective as of the Effective Time and (iii) appointed Jingquan Lu to serve as Vice President, Secretary and Treasurer of the Company, effective upon the closing.

To the best of our knowledge, except as set forth in this Information Statement, the incoming directors are not involved in any transactions with the Company or any of our directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC. To the best of our knowledge, none of the officers or incoming or existing directors of the Company have been the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time, been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses), been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s involvement in any type of business, securities or banking activities or been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the General Corporation Laws of Delaware, our shareholders are not entitled to dissenters’ appraisal rights with respect to the Proposal, and we do not intend to independently provide shareholders with any such right.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement and the documents incorporated by reference into this Information Statement contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact contained in this Information Statement and the materials accompanying this Information Statement are forward-looking statements.

Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “could,” “would,” “projects,” “continues,” “estimates” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our company or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements contained or incorporated by reference in this Information Statement are forward-looking statements and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding our plans, intentions, beliefs or current expectations.

The forward-looking statements included in this Information Statement are made only as of the date of this Information Statement. The forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management and are subject to certain risks and uncertainties that that could cause actual results to differ materially from historical results or those anticipated. These uncertainties and other risk factors include, but are not limited to: changing economic and political conditions in the United States and in other countries; the ability to integrate effectively acquired companies; the loss of current customers or the inability to obtain new customers; war or other acts of political unrest; changes in governmental spending and budgetary policies; governmental laws and regulations surrounding various matters such as environmental remediation, contract pricing, and international trading restrictions; customer product acceptance; continued access to capital markets; and foreign currency risks.

We further caution investors that other factors might, in the future, prove to be important in affecting our results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this document are made as of the date of this document and we do not undertake any obligation to update forward-looking statements to reflect new information, subsequent events or otherwise, except as required by law.

ADDITIONAL INFORMATION
Distribution of the Information Statement

We will pay the costs associated with this Information Statement, including the costs of printing and mailing. We will send only one copy of this information statement to multiple security holders sharing an address unless the registrant has received contrary instructions from one or more of the security holders. We will, however, deliver without charge promptly upon written or oral request a separate copy of this information statement to a security holder at a shared address. You may direct your request for a separate copy of this information statement by writing to or calling us at:

5V, Inc.
7th Floor, Tower B, Four Points Sheraton Hotel
Futian, Shenzhen, China
+86-13510608355

Where You Can Find Additional Information About the Company

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the Commission’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the Commission at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s web site at www.sec.gov.

By Order of the Board of Directors
/s/ Jun Jiang
Jun Jiang Chairman and President

February 1, 2013

ANNEX A

Certificate of Amendment of Certificate of Incorporation

of

5V, Inc.

5V, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

1.            The Corporation’s original Certificate of Incorporation was filed with the Delaware Secretary of State on February 19, 2010.

2.            The first paragraph of Article FIFTH of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“The total number of shares of capital stock which the Corporation shall have authority to issue is: one hundred ten million (410,000,000).  These shares shall be divided into two classes with one hundred million (400,000,000) shares designated as common stock at $.0001 par value (the “Common Stock”) and ten million (10,000,000) shares designated as preferred stock at $.0001 par value (the “Preferred Stock”).”

3.            The amendment set forth herein has been duly approved and adopted by the Board of Directors of this Corporation by unanimous written consent.

4.            The amendment set forth herein was approved by the stockholders of the Corporation by unanimous written consent.

5.            Such amendment was duly adopted in accordance with the provisions of Section 141, 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Jun Jiang, its President, this __ day of _________, 2013.

5V, INC.

By:
Name:	Jun Jiang
Title:	President

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